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     As filed with the Securities and Exchange Commission on March 2, 1999
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                                    Form 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                      FOR REGISTRATION OF CERTAIN CLASSES
                           OF SECURITIES PURSUANT TO
                          SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          ARGOSY EDUCATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

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       Illinois                                          36-2855674
(State of incorporation)                    (I.R.S. Employer Identification No.)

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                           Two First National Plaza
                      20 South Clark Street, 3/rd/ Floor
                            Chicago, Illinois 60603
         (Address, including zip code, of principal executive offices)

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     Securities to be registered pursuant to Section 12(b) of the Act: None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

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     Securities Act Registration Statement file number to which this form relates: 333-63241.

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
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   Title of each class to be so registered        Name of each exchange on which
                                                  each class is to be registered

Class A Common Stock, par value $.01 per share        Nasdaq National Market

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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), included under the caption "Description of Capital Stock" in the Prospectus forming part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on September 11, 1998 and subsequently amended, Registration Number 333-63241 (the "Registration Statement") is hereby incorporated by reference.

Item 2.   Exhibits.

          1. Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          2.   Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registration Agreement).

          3. Form of Specimen Stock Certificate for the Class A Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement).

                                       2
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.



                                    By: /s/ Charles T. Gradowski
                                        ----------------------------------
                                           Charles T. Gradowski
                                           Chief Financial Officer


Date: March 2, 1999